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                                                                  EXHIBIT 23.4






The Board of Directors
Vertisoft Systems, Inc.:


We consent to the incorporation by reference in the registration statement
No. 333-10269) on Form S-3 of Quarterdeck Corporation of our report dated September 13, 1996, with respect to the consolidated balance sheet of Vertisoft Systems, Inc. as of January 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K of Quarterdeck Corporation dated July 18, 1996.



KMPG Peat Marwick LLP


Los Angeles, California
October 9, 1996